Exhibit 99.1

                    February 14, 2008

nFinanSe Inc.
3923 Coconut Palm Drive
Suite 107
Tampa, Florida 33619

Mr. Bruce E. Terker
325 Bryn Mawr Avenue
Bryn Mawr, PA  19010

Dear Mr. Welch, Mr. Springer, Mr. Davis and Mr. Terker:

We are pleased to inform you that National Penn Bank (the “Lender”) has the following letter of credit accommodation under the terms and subject to the conditions outlined below.

BORROWER:  nFinanSe Inc. and Bruce E. Terker

AMOUNT:  $1,772,750.00 Letter of Credit/Line of Credit

USE OF PROCEEDS:  The letter of credit will be used to assist the Borrowers with securing performance bonds needed to meet state licensing requirements.

INTEREST RATE:  The rate of interest to be charged on advances under the line will be the floating interest rate of 0.50% per annum in excess of the Wall Street Prime Rate.  The Wall Street Prime Rate is the “Prime Rate” published in the “Money Rates” section of The Wall Street Journal on the applicable date or the highest “Prime Rate” if more than one is published as such rate may change from time to time.  If The Wall Street Journal ceases to be published or goes on strike or is otherwise not published for any period of time or if it ceases to publish a “Prime Rate,” then the Lender may use any similar published prime or base rate.  The prime rate is currently 6.00%.

DEFAULT RATE:   If there is an Event of Default under the Note, the Lender may, in its discretion, increase the interest rate on the Note to three percent above the current note rate or the maximum interest rate Lender is permitted to charge by law, whichever is less.

CALCULATION OF INTEREST:  Interest shall be calculated for the actual number of days the principal is outstanding, based on a year of three hundred sixty (360) days.

TERM:  This is a demand facility.  If no demand is made, the line of credit will be available until one-year from the settlement date.

REPAYMENT:  In the event the letter of credit is drawn upon, interest only will be payable monthly with principal due on demand.

FEES:  As a condition of this credit accommodation there will be a $26,591.25 fee (1.5%), plus International Department costs (95.00), payable upon acceptance of $1,772,750.00 Letter of Credit facility relationship.

COLLATERAL:  The following collateral will be required as security for the payment of all indebtedness arising under this commitment:

GUARANTY/SURETY  In order to induce the Lender to extend the credit accommodation to the Borrower, Cynthia G. Terker (“Guarantor/Surety”), having an address of 325 Bryn Mawr Avenue, Bryn Mawr, PA, has offered her unlimited as an additional credit enhancement.

CROSS-DEFAULTED:  This loan will be cross-defaulted with all present and future loans to the Borrower from the Lender.

REPORTING:  All financial information shall be in a form acceptable to the Lender.  The following financial information will be required:

FEDERAL INCOME TAX RETURNS:  Federal income tax returns for nFinanSe Inc. will be required on an annual basis within 90 days of the fiscal year end.

PERSONAL FINANCIAL INFORMATION:  A personal financial statement for Bruce E. & Cynthia G. Terker, along with a copy of Federal Income Tax Return, will be required by May 1 of each year during the term of the loan.

SATISFACTORY FINANCIAL CONDITION:  The Borrowers and Surety shall maintain, in the judgment of the Lender, a satisfactory financial condition and shall notify the Lender promptly in writing of any adverse changes in its financial condition, operation or collateral as presented in the last submitted financial statement.  This would include the establishment of credit with another institution.

CHILD/SPOUSAL SUPPORT:  The personal Borrower and Surety are not currently under any obligation for child or spousal support that is in arrearage in any of the United States.

DEPOSIT RELATIONSHIP:  Although no compensating balances are required, an active personal deposit account relationship with Bruce E. & Cynthia G. Terker is to be maintained with the Lender during the term of the loan.

ADDITIONAL CONDITIONS:  The following additional conditions shall be required in consideration for this credit accommodation:

•	Receipt of a copy of executed $1 million Letter of Credit, naming National Penn Bank as Beneficiary, to be subject to satisfactory review and approval by National Penn Bank International Department.
•	National Penn Bank Personal Financial Statement “cover” to be signed by Bruce E. & Cynthia G. Terker at settlement.

DOCUMENTATION:  All documents required or produced in connection with this loan will be satisfactory in form and substance to the Lender.  As a cost savings to the Borrowers, the Lender offers its standard documents.

EXPENSES:  The Borrowers shall pay all National Penn Bank International Department costs and expenses incurred by the Lender in connection with the proposed financing to the Borrowers.  This will include issuance fees and courier fees.  These fees will be paid by the Borrowers as a condition to closing and whether or not the transaction contemplated herein is closed.

GOVERNING LAW:  This commitment shall be governed by and interpreted in accordance with the laws of the Commonwealth of Pennsylvania.

LATE CHARGE:  The loan will be subject to a late charge of 7% of each monthly payment, with a minimum of $75.00, if the monthly payment is received more than 15 days past the due date.

CONTINUED AVAILABILITY:  The continued availability of this credit is contingent upon the maintenance of a satisfactory financial condition, as determined by the Lender at its sole discretion, and is granted with the understanding that you will promptly advise us in writing of any circumstances that might materially affect your financial condition.  This would include the establishment of credit with another financial institution.

EXPIRATION:  The executed commitment letter must be returned to the Lender along with the appropriate fee by February 22, 2008, after which date the commitment will have expired.  Funds will be available after we receive a signed acceptance and any additional documentation is properly executed.

SETTLEMENT DATE:  Settlement will be on or before February 29, 2008, after which date the commitment will have expired.

OPTION TO CANCEL:  This commitment shall be cancelable at the option of the Lender in the event there is any material change of circumstances regarding the Borrowers between the date of this commitment letter and closing as determined by the Lender.  The commitment shall also be cancelable at the option of the Lender if any information provided to the Lender is materially false, misleading or inaccurate as determined by the Lender.

COMMITMENT SURVIVES CLOSING:  This commitment shall survive the closing of the loan and all of the obligations and undertakings of the Borrowers and shall be continuing and remain in full force and effect until such time as all of the obligations of Borrowers and set forth in the documents evidencing the Loan have been fully completed and discharged and the loan has been paid and satisfied in full.

NO THIRD PARTY BENEFICIARIES:  There shall be no third party beneficiaries to the Commitment Letter, the Loan or any of the Loan documents, and Lender shall not be obligated or expected to provide assurances, commitments, obligations or agreements to or for the benefit of any third party.

This commitment may not be assigned by the Borrowers and, when accepted by the Borrowers and Lender, will constitute a legally-binding contract which will survive closing of the loan.

We appreciate the opportunity to make this commitment available to you.  If the terms and conditions outlined above are acceptable, please execute this letter and return it to me.  A copy is enclosed for your records.  If you have any questions, please call me at (610)-254-9212.

                    Sincerely,

                    /s/ James F. Mitchell

                    James F. Mitchell
                    Vice President
                    Private Banking

ACKNOWLEDGMENT:

This commitment, with its terms and conditions, is understood and accepted this 14th day of February, 2008.

CORPORATE BORROWER:	nFinanSe Inc.

/s/ Jerry R. Welch
BY: Jerry R. Welch, CEO

/s/ Raymond P. Springer
BY: Raymond P. Springer, CFO

/s/ Daniel Davis
BY: Daniel Davis, CTO

/s/ Bruce E. Terker
PERSONAL BORROWER:	BY: Bruce E. Terker, Individually

GUARANTOR/SURETY:	/s/ Cynthia G. Terker
BY: Cynthia G. Terker, Individually

NON-NEGOTIABLE SAMPLE

[Date of Issue]

Beneficiary:
International Fidelity Insurance Company
Attn: Irene Martins, Assistant Secretary
One Newark Center, 20th Floor
Newark, NJ  07102

Applicant:
nFinanSe Inc
3923 Coconut Palm Drive, Suite 107
Tampa, Florida  33619

IRREVOCABLE LETTER OF CREDIT NO.
EXPIRATION DATE AND PLACE:  [One year from issuance] OUR COUNTERS
AMOUNT:  US$1,772,750.00

Gentlemen:

We hereby establish this Irrevocable Standby Letter of Credit in favor of the aforesaid addressee (“Beneficiary”)for drawings up to the aggregate amount of One Million Seven Hundred Seventy Two Thousand Seven Hundred Fifty and 00/100 U.S. Dollars (US$1,772,750.00) effective immediately and expiring at our office at Eagleview Corporate Center, 690 Stockton Drive, Suite 302, Exton, PA  19341, Attn: International Group with our close of business on [Insert Expiration Date].

The Term “Beneficiary” shall include any successor by operation of law of the named Beneficiary, including, without limitation, any receiver, rehabilitator, conservator or liquidator of such Beneficiary.

We hereby undertake to promptly honor your sight draft(s) drawn on us indicating our Letter of Credit No. XXXXXXXX, for all or any part of this Credit if presented at our office at , Eagleview Corporate Center, 690 Stockton Drive, Suite 302, Exton, PA  19341, Attn: International Group on or before the expiry date.

Except as stated herein, this undertaking is not subject to any requirement or qualification.  The obligation of National Penn Bank under this Letter of Credit is the individual obligation of National Penn Bank, and is in no way contingent upon reimbursement with respect thereto, or upon our ability to perfect any lien or security interest.

It is a condition of this Letter of Credit that it shall be in effect for a period of one year.

Should you have occasion to communicate with us regarding this Credit, kindly direct your communication to the attention of our Letter of Credit Department, making specific reference to our Letter of Credit No. XXXXXXXX.

This Letter of Credit sets forth in full the terms of our undertaking, and such undertaking shall not in any way be modified, amended, or amplified by reference to any document, instrument, or agreement referred to herein or in which this Letter of Credit is referred to or to which this Letter of Credit relates and any such reference shall not be deemed to incorporate herein by reference any document, instrument, or agreement.

Applicant’s Signature: ________________________________________

IRREVOCABLE LETTER OF CREDIT NO.	DATE OF ISSUE
NFINANSE, INC.	PAGE 2

This Letter of Credit is subject to and governed by the laws of the State of New York and the Uniform Customs and Practice for Documentary Credits (2007 Revision), International Chamber of Commerce, Publication No. 600 (UCP) and in the event of any conflict, the laws of the State of New York will control.  If this credit expires during an interruption of business as described in Article 36 of said Publication 600, we hereby specifically agree to effect payment if this credit is drawn against within thirty (30) days after resumption of our business.

Sincerely,

NON-NEGOTIABLE SAMPLE

In case of inquiries regarding issuance, amendments or payments on this Letter of Credit, please contact our International Group at (484) 691-3520.

Applicant’s Signature: ________________________________________